Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (File Nos. 333–08837, 333–33231, 333–36071, 333–57488, 333–90104, 333–116341, 33–84116, 33–84118, 33–84120, 33–84122 and 33–84124), S-3 (File Nos. 333-77399, 333–90102, 333–58110, 333–116342 and 333–123579) and S-3/A (Nos. 333–58110, 333-116342 and 333-123579) of our report on the consolidated financial statements of Gateway, Inc. and subsidiaries (the “Company”) dated February 23, 2007 (which report expresses an unqualified opinion) and of our report on internal control over financial reporting of Gateway, Inc. dated February 23, 2007 (which report expressed an unqualified opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and expressed an adverse opinion on the effectiveness on the Company’s internal control over financial reporting because of a material weakness) appearing in this Annual Report of Form 10-K of Gateway, Inc. for the year ended December 31, 2006.

/s/    Deloitte & Touche LLP

Costa Mesa, California

February 23, 2007